EXHIBIT 24

POWER OF ATTORNEY

          Each of the undersigned, being a Director of Sotheby’s, a Delaware corporation (the “Company”), does hereby constitute and appoint William F. Ruprecht and William S. Sheridan, and each of them, with full power of substitution, as his true and lawful attorney and agent to execute and file in his name and on his behalf, as a Director of the Company, with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, the exhibits thereto and all documents in connection therewith and any and all amendments to such Form 10-K and to do and perform any and all acts and things requisite and necessary to be done in connection with the foregoing as fully as he might or could do in person, and each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned have each hereunto subscribed their respective signatures as of this 1st day of March, 2007.

/s/ Michael I. Sovern	/s/ Allen Questrom
Michael I. Sovern	Allen Questrom

/s/ Devonshire	/s/ Donald M. Stewart
The Duke of Devonshire	Donald M. Stewart

/s/ Blakenham	/s/ Robert S. Taubman
Michael Blakenham	Robert S. Taubman

/s/ Steven B. Dodge	/s/ Dennis M. Weibling
Steven B. Dodge	Dennis M. Weibling

/s/ Robin G. Woodhead
Robin G. Woodhead